Exhibit 99.1

Wyndham Worldwide Reports Fourth Quarter and Full Year 2015 Results

Full Year Adjusted Diluted EPS increased 13% over 2014

Increases Dividend 19%

One Billion Dollar Increase in Share Repurchase Authorization

PARSIPPANY, N.J. (February 9, 2016) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months and year ended December 31, 2015.

HIGHLIGHTS:

•	Fourth quarter adjusted diluted earnings per share (EPS) was $0.98, an increase of 9% from adjusted diluted EPS of $0.90 in the fourth quarter of 2014. Reported diluted EPS was $1.21, compared with $0.65 in the fourth quarter of 2014.

•	Full year adjusted diluted earnings per share (EPS) was $5.11, an increase of 13% from adjusted diluted EPS of $4.53 in 2014. Reported diluted EPS was $5.14, compared with $4.18 in 2014.

•	Fourth quarter 2015 revenues increased 6% and adjusted EBITDA increased 8% compared with the fourth quarter of 2014.

•	The Company's Board of Directors authorized an increase in the quarterly cash dividend to $0.50 from $0.42 per share, beginning with the dividend that is expected to be declared in the first quarter of 2016.

•	The Company repurchased 2.2 million shares of its common stock for $165 million during the quarter.

•	The Company’s Board of Directors approved a $1 billion increase in the share repurchase authorization.

"With our strong fourth quarter financial results and sharp operational execution across our global portfolio of hospitality brands, we have delivered our sixth consecutive year of double-digit growth in full year adjusted diluted EPS," said Stephen P. Holmes, chairman and CEO. "As we enter 2016, we are confident in the strength and resilience of our business and remain focused on innovating and executing every day to deliver superior value for our shareholders and all our stakeholders. Reflecting our strong performance in 2015 and as an indication of our confidence in our prospects, the Board of Directors approved a 19% increase in our quarterly dividend and $1 billion increase in our share repurchase authorization.”

FOURTH QUARTER 2015 OPERATING RESULTS

Fourth quarter revenues were $1.3 billion, an increase of 6% from the prior year period.

Fourth quarter adjusted EBITDA was $273 million, compared with $252 million in the prior year period, an increase of 8%. Year-over-year adjusted EBITDA comparisons were adversely affected by foreign currency effects of $8 million in 2015. On a currency-neutral basis and excluding acquisitions and a divestiture, adjusted EBITDA also increased 8%.

Adjusted net income was $113 million, or $0.98 per diluted share, compared with $112 million, or $0.90 per diluted share for the same period in 2014. Net income and earnings per share benefited from strong operating results, but were reduced by foreign currency effects and higher interest expense. EPS also benefited from the Company’s share repurchase program.

Reported net income for the fourth quarter of 2015 was $140 million, or $1.21 per diluted share, compared with $81 million, or $0.65 per diluted share, for the fourth quarter of 2014. Reported net income in both periods reflects several items excluded from adjusted net income. The net result of these items favorably impacted fourth quarter 2015 net income by $27 million and unfavorably impacted fourth quarter 2014 net income by $31 million. Full reconciliations of adjusted net income to GAAP results appear in Table 8 of this press release. Year-over-year fourth quarter reported net income comparisons also were negatively impacted by foreign currency effects.

FULL YEAR 2015 OPERATING RESULTS

Revenues for full year 2015 were $5.5 billion, an increase of 5% over the prior year period.

Adjusted EBITDA for full year 2015 was $1,297 million, compared with $1,238 million in the prior year period. Year-over-year adjusted EBITDA comparisons were adversely affected by foreign currency effects of $46 million in 2015. On a currency-neutral basis and excluding acquisitions and a divestiture, adjusted EBITDA increased 8%.

Adjusted net income for the full year 2015 was $608 million, or $5.11 per diluted share, compared with $573 million, or $4.53 per diluted share, for the prior year. The increases reflect stronger operating results across all of the Company’s businesses, partially offset by foreign currency effects. EPS also benefited from the Company’s share repurchase program.

Reported net income for full year 2015 was $612 million, or $5.14 per diluted share, compared with reported net income of $529 million, or $4.18 per diluted share, for the prior year period. Reported net income reflects several items excluded from adjusted net income. The net result of these items favorably impacted full year 2015 net income by $4 million and unfavorably impacted full year 2014 net income by $44 million. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

FULL YEAR 2015 CASH FLOW

Free cash flow was $769 million for the year ended December 31, 2015, compared with $749 million for the same period in 2014. The increase reflects strong operating results and lower capital expenditures. In addition, 2015 free cash flow was unfavorably impacted by changes in foreign currency exchange rates. For the year ended December 31, 2015, net cash provided by operating activities was $991 million, compared with $984 million in the prior year period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures.

FOURTH QUARTER 2015 BUSINESS UNIT RESULTS

Hotel Group

Revenues were $314 million in the fourth quarter of 2015, an 18% increase compared with the fourth quarter 2014. Adjusted EBITDA was $93 million, an 18% increase compared with the same period in 2014. In constant currency, excluding acquisitions and the impact of the increase in the inter-segment licensing fee rate charged for use of the Wyndham brand trade name, revenues increased 6% and adjusted EBITDA increased 10%. Results reflect higher royalty and management fees and growth in our Wyndham Rewards credit card program.

Fourth quarter domestic RevPAR increased 2.9%. In constant currency, total system-wide RevPAR was flat compared with the fourth quarter of 2014, which reflects higher unit growth in lower RevPAR countries such as China.

As of December 31, 2015, the Company’s hotel system consisted of over 7,800 properties and 678,000 rooms, a 2.6% net room increase compared with the fourth quarter of 2014. The development pipeline included 890 hotels and over 119,000 rooms, of which 60% were international and 70% were new construction.

Destination Network (formerly Vacation Exchange and Rentals)

Revenues were $310 million in the fourth quarter of 2015, flat compared with the fourth quarter of 2014. In constant currency, and excluding acquisitions and a divestiture in 2014, revenues increased 5%.

Exchange revenues were $146 million, down 3% compared with the fourth quarter of 2014. In constant currency, exchange revenues were up 1% compared with the prior year, as the average number of members increased 0.7% while exchange revenue per member was flat.

Vacation rental revenues were $144 million, flat compared with the fourth quarter of 2014. In constant currency and excluding the impact of acquisitions and the divestiture, vacation rental revenues were up 8%, reflecting an 8.1% increase in transaction volume and flat average net price per vacation rental.

Adjusted EBITDA for the fourth quarter of 2015 was $43 million, a 10% increase compared with the fourth quarter of 2014. On a currency-neutral basis and excluding the impact of acquisitions and the divestiture, adjusted EBITDA increased 9% compared with the prior year period.

Vacation Ownership

Revenues were $706 million in the fourth quarter of 2015, a 6% increase over the fourth quarter of 2014. In constant currency, revenues increased 7%.

Gross VOI sales were $507 million in the fourth quarter of 2015, an increase of 8% compared with the fourth quarter of 2014. In constant currency, Gross VOI sales increased 9%. Volume per guest (VPG) for the quarter increased 3.4% in constant currency and tour flow increased 4.7%.

Adjusted EBITDA for the fourth quarter of 2015 was $174 million, an increase of 1% compared with the fourth quarter of 2014. On a currency-neutral basis and excluding the impact of the increase in the inter-segment licensing fee rate, adjusted EBITDA increased 5%, reflecting higher sales volume.

OTHER ITEMS

•	The Company repurchased 2.2 million shares of common stock for $165 million during the fourth quarter of 2015. For the full-year 2015, the Company repurchased 7.9 million shares of common stock for $650 million. From January 1 through February 8, 2016, the Company repurchased an additional 1.6 million shares for $107 million.
•	The Company’s Board of Directors approved a $1 billion increase in the share repurchase authorization. Including the increase, the Company’s remaining share repurchase authorization totals $1.3 billion as of February 8, 2016.
•	Reported net interest expense in the fourth quarter of 2015 was $35 million, compared with $25 million in the fourth quarter of 2014, reflecting the $350 million 5.10% bond issued in September and the absence of a fixed-to-floating interest rate swap.

Balance Sheet Information as of December, 2015:

•	Cash and cash equivalents of $171 million, compared with $183 million at December 31, 2014
•	Vacation ownership contract receivables, net, of $2.7 billion, unchanged from December 31, 2014
•	Vacation ownership and other inventory of $1.3 billion, compared with $1.2 billion at December 31, 2014
•	Securitized vacation ownership debt of $2.1 billion, compared with $2.2 billion at December 31, 2014
•	Long-term debt of $3.1 billion, compared with $2.9 billion at December 31, 2014. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.4 billion as of December 31, 2015, compared with $1.3 billion at December 31, 2014.

A schedule of debt is included in Table 5 of this press release.

OUTLOOK

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

For the full year 2016, the Company provides the following guidance:

•	Revenues of approximately $5.800 - $5.950 billion.
•	Adjusted EBITDA of approximately $1.375 - $1.400 billion.
•	Adjusted EPS of approximately $5.46 - $5.60 based on a diluted share count of 116 million.

The Company will post guidance information on its website following the conference call.

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results, outlook and guidance on Tuesday, February 9, 2016 at 8:30 a.m. ET. Listeners can access the webcast live through the company’s website at http://www.wyndhamworldwide.com/investors/. The conference call may also be accessed by dialing 877-876-9177 and providing the pass code "WYNQ415." Listeners are urged to call at least 10 minutes prior to the scheduled start time. An archive of this webcast will be available on the website for approximately 90 days beginning at 12:00pm ET on February 9, 2016. A telephone replay will be available for approximately 10 days beginning at 12:00pm ET on February 9, 2016 at 800-723-0607.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items.  These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing core operating performance. Exclusion of items in our non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. A reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and adjusted EPS to the most directly comparable GAAP measures because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

About Wyndham Worldwide Corporation

One of the world’s largest hospitality companies, Wyndham Worldwide (NYSE: WYN) provides a wide range of hospitality services and products through its global portfolio of world-renowned brands.  The world’s largest hotel company based on the number of properties, Wyndham Hotel Group is home to many of the world’s best-known hotel brands, with over 7,800 franchised hotels and 678,000 hotel rooms worldwide. Wyndham Destination Network is the world’s largest provider of professionally managed, unique vacation accommodations with more than 112,000 vacation properties in over 100 countries, sending more than 13 million people annually to their desired destinations through its trusted, diverse network of brands. The industry and timeshare ownership market leader, Wyndham Vacation Ownership develops, markets, and sells vacation ownership interests and provides consumer financing to owners through its network of over 210 vacation ownership resorts serving approximately 897,000 owners throughout the United States, Canada, Mexico, the Caribbean, and the South Pacific. Based in Parsippany, NJ, Wyndham Worldwide employs approximately 38,000 associates globally. For more information, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, cash flow, dividends, share repurchases and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 13, 2015. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company's segments which when considered with GAAP measures, gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to Net income for the three months ended December 31, 2015 and 2014:

	Three Months Ended December 31,
	2015		2014
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$314	$94	$267	$77
Destination Network	310	44	311	2
Vacation Ownership	706	174	668	172
Total Reportable Segments	1,330	312	1,246	251
Corporate and Other (a)	(19)	(37)	(15)	(36)
Total Company	$1,311	$275	$1,231	$215

Reconciliation of EBITDA to Net income

	Three Months Ended December 31,
	2015	2014
EBITDA	$275	$215
Depreciation and amortization	61	58
Interest expense	37	29
Interest income	(2)	(4)
Income before income taxes	179	132
Provision for income taxes	39	51
Net income	$140	$81

(a)	Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the three months ended December 31, 2015 and 2014 (for a description of adjustments by segment, see Table 7):

	Three Months Ended December 31,
	2015		2014
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$314	$93	$267	$79
Destination Network	310	43	311	39
Vacation Ownership	706	174	668	172
Total Reportable Segments	1,330	310	1,246	290
Corporate and Other	(19)	(37)	(15)	(38)
Total Company	$1,311	$273	$1,231	$252

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to Net income for the twelve months ended December 31, 2015 and 2014:

	Twelve Months Ended December 31,
	2015		2014
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$1,297	$349	$1,101	$327
Destination Network	1,538	367	1,604	335
Vacation Ownership	2,772	687	2,638	660
Total Reportable Segments	5,607	1,403	5,343	1,322
Corporate and Other (a)	(71)	(137)	(62)	(141)
Total Company	$5,536	$1,266	$5,281	$1,181

Reconciliation of EBITDA to Net income

	Twelve Months Ended December 31,
	2015	2014
EBITDA	$1,266	$1,181
Depreciation and amortization	234	233
Interest expense	125	113
Interest income	(9)	(10)
Income before income taxes	916	845
Provision for income taxes	304	316
Net income	$612	$529

(a)	Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the twelve months ended December 31, 2015 and 2014 (for a description of adjustments by segment, see Table 7):

	Twelve Months Ended December 31,
	2015		2014
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$1,297	$376	$1,101	$340
Destination Network	1,538	370	1,604	380
Vacation Ownership	2,772	688	2,638	660
Total Reportable Segments	5,607	1,434	5,343	1,380
Corporate and Other	(71)	(137)	(62)	(142)
Total Company	$5,536	$1,297	$5,281	$1,238

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net revenues
Service and membership fees	$562	$508	$2,519	$2,431
Vacation ownership interest sales	403	385	1,604	1,485
Franchise fees	157	151	674	632
Consumer financing	109	108	427	427
Other	80	79	312	306
Net revenues	1,311	1,231	5,536	5,281

Expenses
Operating	594	542	2,461	2,262
Cost of vacation ownership interests	43	42	165	171
Consumer financing interest	19	18	74	71
Marketing and reservation	189	188	813	802
General and administrative	199	189	761	755
Loss on sale and asset impairments	-	27	7	35
Restructuring	(2)	12	6	11
Depreciation and amortization	61	58	234	233
Total expenses	1,103	1,076	4,521	4,340

Operating income	208	155	1,015	941
Other (income)/expense, net	(6)	(2)	(17)	(7)
Interest expense	37	29	125	113
Interest income	(2)	(4)	(9)	(10)

Income before income taxes	179	132	916	845
Provision for income taxes	39	51	304	316
Net income	$140	$81	$612	$529

Earnings per share
Basic	$1.22	$0.66	$5.18	$4.22
Diluted	1.21	0.65	5.14	4.18

Weighted average shares outstanding
Basic	115	122	118	125
Diluted	116	124	119	127

Note: For a description of adjustments to Net Income, see Table 8.

Table 3

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Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Hotel Group (a)
Number of Rooms	2015	667,400	668,500	671,900	678,000	N/A
	2014	646,900	650,200	655,300	660,800	N/A
	2013	631,800	635,100	638,300	645,400	N/A
	2012	609,300	608,300	618,100	627,400	N/A

RevPAR	2015	$32.84	$39.82	$43.34	$32.98	$37.26
	2014	$32.30	$40.11	$43.71	$34.06	$37.57
	2013	$31.05	$38.00	$41.78	$33.07	$36.00
	2012	$29.73	$37.23	$40.39	$31.86	$34.80

Destination Network
Average Number of Members (in 000s)	2015	3,822	3,831	3,835	3,836	3,831
	2014	3,727	3,748	3,777	3,808	3,765
	2013	3,668	3,686	3,711	3,728	3,698
	2012	3,684	3,670	3,672	3,670	3,674

Exchange Revenue Per Member	2015	$194.06	$167.81	$163.38	$152.00	$169.29
	2014	$200.78	$179.17	$171.77	$157.24	$177.12
	2013	$210.96	$182.42	$169.95	$161.21	$181.02
	2012	$204.56	$177.07	$171.14	$165.86	$179.68

Vacation Rental Transactions (in 000s) (a) (b)	2015	459	390	462	319	1,630
	2014	429	376	455	293	1,552
	2013	423	355	433	273	1,483
	2012	418	325	390	259	1,392

Average Net Price Per Vacation Rental (a) (b)	2015	$361.20	$513.14	$642.00	$452.19	$494.92
	2014	$410.04	$577.13	$727.40	$492.25	$558.95
	2013	$392.64	$540.38	$677.81	$506.62	$532.11
	2012	$379.40	$524.40	$635.44	$484.69	$504.55

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2015	$390,000	$502,000	$565,000	$507,000	$1,965,000
	2014	$410,000	$496,000	$513,000	$470,000	$1,889,000
	2013	$384,000	$481,000	$536,000	$488,000	$1,889,000
	2012	$384,000	$460,000	$502,000	$435,000	$1,781,000

Tours (in 000s) (d)	2015	168	206	227	200	801
	2014	170	208	225	191	794
	2013	163	206	225	195	789
	2012	148	186	207	183	724

Volume Per Guest (VPG) (d)	2015	$2,177	$2,353	$2,354	$2,390	$2,326
	2014	$2,272	$2,280	$2,158	$2,336	$2,257
	2013	$2,211	$2,256	$2,278	$2,370	$2,281
	2012	$2,414	$2,361	$2,315	$2,225	$2,324

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions/dispositions from the acquisition/disposition dates forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	The destination network operating statistics excluding our U.K.-based camping business sold in Q4 2014 are as follows:

	Year	Q1	Q2	Q3	Q4	Full Year
Vacation Rental Transactions (in 000s)	2014	429	367	431	292	1,518
Average Net Price Per Vacation Rental	2014	$410.02	$578.02	$700.56	$492.64	$548.93

(c)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time beginning in the second quarter of 2012 (see Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales).
(d)	Includes the impact of WAAM Just-in-Time related tours beginning in the second quarter of 2012.

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Hotel Group
Number of Properties	2015	7,670	7,700	7,760	7,810	N/A
	2014	7,500	7,540	7,590	7,650	N/A
	2013	7,380	7,410	7,440	7,490	N/A
	2012	7,150	7,170	7,260	7,340	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (*)	2015	$46,000	$60,000	$78,000	$64,000	$248,000
	2014	$60,000	$70,000	$70,000	$60,000	$260,000
	2013	$84,000	$90,000	$102,000	$73,000	$349,000
	2012	$96,000	$100,000	$124,000	$89,000	$409,000

Note: Full year amounts may not add across due to rounding.

(*)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

Table 3

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Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Hotel Group

Number of Rooms: Represents the number of rooms at hotel group properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned and (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Destination Network

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through one of our vacation brands. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2012-2015.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation).

Currency-Neutral: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2015					2014
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$74	$96	$103	$87	$361	$68	$88	$100	$83	$339
Marketing, Reservation and Wyndham Rewards Revenues (a)	96	108	112	92	407	76	101	117	91	385
Hotel Management Reimbursable Revenues (b)	61	71	73	68	273	37	39	39	39	154
Intersegment Trademark Fees	12	15	16	15	57	9	11	11	10	41
Owned Hotel Revenues	25	20	16	19	79	24	20	18	20	81
Ancillary Revenues (c)	24	24	37	33	120	23	24	30	24	101
Total Hotel Group	292	334	357	314	1,297	237	283	315	267	1,101

Destination Network
Exchange Revenues	185	161	157	146	649	187	168	162	150	667
Rental Revenues	166	200	296	144	807	176	217	331	144	868
Ancillary Revenues (d)	18	22	23	20	82	16	17	19	17	69
Total Destination Network	369	383	476	310	1,538	379	402	512	311	1,604

Vacation Ownership
Vacation Ownership Interest Sales	336	417	448	403	1,604	303	382	415	385	1,485
Consumer Financing	104	105	108	109	427	105	106	108	108	427
Property Management Fees and Reimbursable Revenues	153	149	159	155	615	143	145	150	142	581
WAAM Fee-for-Service Commissions	12	19	23	28	83	33	30	18	16	98
Ancillary Revenues (e)	12	9	12	11	43	9	10	13	17	47
Total Vacation Ownership	617	699	750	706	2,772	593	673	704	668	2,638
Total Reportable Segments	$1,278	$1,416	$1,583	$1,330	$5,607	$1,209	$1,358	$1,531	$1,246	$5,343

	2013					2012
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$64	$79	$91	$75	$309	$62	$80	$88	$71	$301
Marketing, Reservation and Wyndham Rewards Revenues (a)	73	92	118	83	365	68	99	98	80	345
Hotel Management Reimbursable Revenues (b)	25	38	37	35	135	21	22	25	23	91
Intersegment Trademark Fees	8	10	11	10	39	8	9	9	8	34
Owned Hotel Revenues	26	20	18	19	84	8	8	7	18	41
Ancillary Revenues (c)	26	23	22	23	95	18	15	22	23	78
Total Hotel Group	222	262	297	245	1,027	185	233	249	223	890

Destination Network
Exchange Revenues	193	168	158	150	669	188	162	157	153	660
Rental Revenues	166	192	293	138	789	159	170	248	125	702
Ancillary Revenues (d)	15	16	19	17	68	14	16	15	15	60
Total Destination Network	374	376	470	305	1,526	361	348	420	293	1,422

Vacation Ownership
Vacation Ownership Interest Sales	263	347	384	384	1,379	271	342	373	337	1,323
Consumer Financing	105	106	107	108	426	103	102	106	110	421
Property Management Fees	146	141	143	137	567	110	108	117	125	460
WAAM Fee-for-Service Commissions	24	30	33	20	107	12	11	4	6	33
Ancillary Revenues (e)	11	6	10	9	36	5	7	8	12	32
Total Vacation Ownership	549	630	677	658	2,515	501	570	608	590	2,269
Total Reportable Segments	$1,145	$1,268	$1,444	$1,208	$5,068	$1,047	$1,151	$1,277	$1,106	$4,581

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During 2014, reimbursable revenues of $2 million in each of Q1, Q2 and Q3 and $1 million in Q4 which were charged to the Company's vacation ownership business and were eliminated in consolidation. During 2013, such amounts include reimbursable revenues of $1 million, $3 million and $2 million, in Q2, Q3 and Q4 respectively, which were charged to the Company's vacation ownership business and were eliminated in consolidation.
(c)	Primarily includes additional services provided to franchisees and managed properties and fees related to our co-branded credit card program.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014

Securitized vacation ownership debt (a)
Term notes	$1,891	$1,843	$1,841	$2,090	$1,962
Bank conduit facility (b)	239	267	253	98	203
Total securitized vacation ownership debt (c)	2,130	2,110	2,094	2,188	2,165
Less: Current portion of securitized vacation ownership debt	209	210	211	217	214
Long-term securitized vacation ownership debt	$1,921	$1,900	$1,883	$1,971	$1,951

Debt:
Revolving credit facility (due July 2020) (d)	$7	$20	$23	$14	$25
Commercial paper (e)	109	87	476	346	189
$315 million 6.00% senior unsecured notes (due December 2016)	316	316	317	317	317
$300 million 2.95% senior unsecured notes (due March 2017)	299	299	299	299	299
$14 million 5.75% senior unsecured notes (due February 2018)	14	14	14	14	14
$450 million 2.50% senior unsecured notes (due March 2018)	449	448	448	448	448
$40 million 7.375% senior unsecured notes (due March 2020)	40	40	40	40	40
$250 million 5.625% senior unsecured notes (due March 2021)	247	247	247	247	247
$650 million 4.25% senior unsecured notes (due March 2022)	648	648	648	650	648
$400 million 3.90% senior unsecured notes (due March 2023)	408	409	409	418	410
$350 million 5.10% senior unsecured notes (due October 2025)	338	338	-	-	-
Capital leases	153	158	161	161	170
Other	50	49	70	70	81
Total long-term debt	3,078	3,073	3,152	3,024	2,888
Less: Current portion of long-term debt	44	44	52	53	47
Long-term debt	$3,034	$3,029	$3,100	$2,971	$2,841

(a)	The Company's vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities ("SPEs") that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the non-recourse debt that is securitized through the SPEs is legally not a liability of the Company and thus, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2017 and borrowing capacity of $650 million. As of December 31, 2015, this facility had a remaining borrowing capacity of $411 million.
(c)	This debt is collateralized by $2,576 million, $2,582 million, $2,558 million, $2,609 million, and $2,629 million of underlying vacation ownership contract receivables and related assets as of December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015, and December 31, 2014.
(d)	Represents a $1.5 billion revolving credit facility that expires in July 2020. As of December 31, 2015, the Company had $1 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $109 million, the remaining borrowing capacity was $1.4 billion as of December 31, 2015.
(e)	Represents commercial paper programs of $1.25 billion with a remaining borrowing capacity of $1.1 billion as of December 31, 2015.

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended December 31, 2015
					Average Revenue
	Number of		Average	Average Daily	Per Available
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,631	168,438	50.9%	$48.82	$24.86

Days Inn	1,788	142,870	46.0%	$64.04	$29.43

Ramada	839	118,132	50.2%	$72.84	$36.54

Wyndham Hotels and Resorts	225	48,753	56.6%	$108.79	$61.57

Howard Johnson	393	42,888	46.7%	$60.92	$28.44

Baymont	410	32,667	46.8%	$66.11	$30.92

Travelodge	411	30,188	44.6%	$62.65	$27.93

Microtel Inns & Suites by Wyndham	332	23,941	52.5%	$67.29	$35.30

Knights Inn	386	23,560	41.7%	$47.21	$19.71

TRYP by Wyndham	121	17,355	61.0%	$78.94	$48.12

Wingate by Wyndham	151	13,780	57.0%	$87.38	$49.77

Hawthorn Suites by Wyndham	102	10,174	60.8%	$80.45	$48.89

Dolce	23	5,296	49.5%	$150.61	$74.59

Total Hotel Group	7,812	678,042	49.6%	$66.46	$32.98

Vacation Ownership
Wyndham Vacation Ownership resorts	213	24,329	N/A	N/A	N/A

Total Wyndham Worldwide	8,025	702,371

	As of and For the Three Months Ended December 31, 2014
					Average Revenue
	Number of		Average	Average Daily	Per Available
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,510	160,847	53.8%	$48.07	$25.85

Days Inn	1,794	145,078	45.7%	$63.86	$29.18

Ramada	837	115,923	51.1%	$78.04	$39.86

Howard Johnson	429	45,919	46.7%	$62.82	$29.34

Wyndham Hotels and Resorts	195	43,865	58.0%	$116.50	$67.53

Travelodge	421	30,989	45.0%	$63.71	$28.68

Baymont	369	29,727	47.1%	$64.64	$30.42

Knights Inn	398	24,832	42.1%	$45.61	$19.19

Microtel Inns & Suites by Wyndham	323	23,138	56.1%	$67.28	$37.74

TRYP by Wyndham	119	16,965	59.5%	$84.73	$50.44

Wingate by Wyndham	153	13,923	58.2%	$84.83	$49.35

Hawthorn Suites by Wyndham	97	9,620	63.1%	$75.65	$47.72

Total Hotel Group	7,645	660,826	50.6%	$67.27	$34.06

Vacation Ownership
Wyndham Vacation Ownership resorts	203	23,644	N/A	N/A	N/A

Total Wyndham Worldwide	7,848	684,470

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Year Ended December 31, 2015
					Average Revenue
	Number of		Average	Average Daily	Per Available
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,631	168,438	57.0%	$50.51	$28.81

Days Inn	1,788	142,870	50.9%	$67.26	$34.22

Ramada	839	118,132	54.2%	$75.08	$40.67

Wyndham Hotels and Resorts	225	48,753	60.5%	$110.76	$66.96

Howard Johnson	393	42,888	50.0%	$62.45	$31.24

Baymont	410	32,667	52.5%	$68.50	$35.95

Travelodge	411	30,188	50.8%	$67.71	$34.39

Microtel Inns & Suites by Wyndham	332	23,941	57.9%	$69.23	$40.08

Knights Inn	386	23,560	45.7%	$48.26	$22.03

TRYP by Wyndham	121	17,355	62.0%	$80.39	$49.84

Wingate by Wyndham	151	13,780	63.3%	$89.17	$56.43

Hawthorn Suites by Wyndham	102	10,174	66.5%	$81.00	$53.89

Dolce	23	5,296	55.4%	$150.03	$83.08

Total Hotel Group	7,812	678,042	54.5%	$68.39	$37.26

Vacation Ownership
Wyndham Vacation Ownership resorts	213	24,329	N/A	N/A	N/A

Total Wyndham Worldwide	8,025	702,371

	As of and For the Year Ended December 31, 2014
					Average Revenue
	Number of		Average	Average Daily	Per Available
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,510	160,847	57.2%	$50.86	$29.09

Days Inn	1,794	145,078	51.0%	$65.68	$33.48

Ramada	837	115,923	54.2%	$79.70	$43.22

Howard Johnson	429	45,919	48.8%	$63.46	$30.96

Wyndham Hotels and Resorts	195	43,865	61.8%	$115.17	$71.14

Travelodge	421	30,989	51.1%	$67.75	$34.62

Baymont	369	29,727	52.5%	$65.75	$34.51

Knights Inn	398	24,832	44.9%	$46.67	$20.94

Microtel Inns & Suites by Wyndham	323	23,138	59.8%	$67.26	$40.23

TRYP by Wyndham	119	16,965	61.9%	$90.45	$55.97

Wingate by Wyndham	153	13,923	63.6%	$86.61	$55.05

Hawthorn Suites by Wyndham	97	9,620	65.5%	$76.59	$50.19

Total Hotel Group	7,645	660,826	54.5%	$68.94	$37.57

Vacation Ownership
Wyndham Vacation Ownership resorts	203	23,644	N/A	N/A	N/A

Total Wyndham Worldwide	7,848	684,470

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

		Reported	Legacy	Acquisition	Restructuring	Asset	Contract	Adjusted
	Net Revenues	EBITDA	Adjustments (b)	Costs (c)	Costs (d)	Impairment (e)	Termination (f)	EBITDA
Three months ended March 31, 2015
Hotel Group	$292	$76	$-	$3	$-	$-	$-	$79
Destination Network	369	105	-	-	(1)	-	-	104
Vacation Ownership	617	130	-	-	-	-	-	130
Total Reportable Segments	1,278	311	-	3	(1)	-	-	313
Corporate and Other (a)	(16)	(34)	-	-	-	-	-	(34)
Total Company	$1,262	$277	$-	$3	$(1)	$-	$-	$279

Three months ended June 30, 2015
Hotel Group	$334	$96	$-	$1	$-	$-	$-	$97
Destination Network	383	84	-	-	-	-	-	84
Vacation Ownership	699	182	-	-	-	-	-	182
Total Reportable Segments	1,416	362	-	1	-	-	-	363
Corporate and Other (a)	(18)	(30)	(1)	-	-	-	-	(31)
Total Company	$1,398	$332	$(1)	$1	$-	$-	$-	$332

Three months ended September 30, 2015
Hotel Group	$357	$83	$-	$-	$4	$7	$14	$108
Destination Network	476	134	-	-	3	-	-	137
Vacation Ownership	750	200	-	-	1	-	-	201
Total Reportable Segments	1,583	417	-	-	8	7	14	446
Corporate and Other (a)	(19)	(35)	1	-	-	-	-	(34)
Total Company	$1,564	$382	$1	$-	$8	$7	$14	$412

Three months ended December 31, 2015
Hotel Group	$314	$94	$-	$-	$(1)	$-	$-	$93
Destination Network	310	44	-	-	(1)	-	-	43
Vacation Ownership	706	174	-	-	-	-	-	174
Total Reportable Segments	1,330	312	-	-	(2)	-	-	310
Corporate and Other (a)	(19)	(37)	-	-	-	-	-	(37)
Total Company	$1,311	$275	$-	$-	$(2)	$-	$-	$273

Twelve months ended December 31, 2015
Hotel Group	$1,297	$349	$-	$3	$3	$7	$14	$376
Destination Network	1,538	367	-	1	2	-	-	370
Vacation Ownership	2,772	687	-	-	1	-	-	688
Total Reportable Segments	5,607	1,403	-	4	6	7	14	1,434
Corporate and Other (a)	(71)	(137)	-	-	-	-	-	(137)
Total Company	$5,536	$1,266	$-	$4	$6	$7	$14	$1,297

Note: The sum of the quarters may not agree to the twelve months ended December 31, 2015 due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates primarily to costs incurred in connection with the acquisition of Dolce Hotels and Resorts (January 2015).
(d)	Relates to costs incurred as a result of various organizational realignment initiatives and the reversal of a portion of restructuring reserves that were established in prior periods.
(e)	Relates to a non-cash impairment charge related to the write-down of terminated in-process technology projects resulting from the Company's decision to outsource its reservation system to a third-party provider.
(f)	Relates to costs associated with the anticipated termination of a management contract.

Table 7

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

			Executive	Venezuela			Loss on Sale
		Reported	Departure	Currency	VAT	Restructuring	and Asset	Legacy	Adjusted
	Net Revenues	EBITDA	Costs	Devaluation (b)	Adjustment (c)	Costs (d)	Impairments (e)	Adjustments (f)	EBITDA
Three months ended March 31, 2014
Hotel Group	$237	$64	$4	$-	$-	$-	$-	$-	$68
Destination Network	379	85	-	10	-	-	-	-	95
Vacation Ownership	593	115	-	-	-	-	-	-	115
Total Reportable Segments	1,209	264	4	10	-	-	-	-	278
Corporate and Other (a)	(16)	(34)	-	-	-	-	-	-	(34)
Total Company	$1,193	$230	$4	$10	$-	$-	$-	$-	$244

Three months ended June 30, 2014
Hotel Group	$283	$87	$-	$-	$-	$-	$-	$-	$87
Destination Network	402	89	-	-	(2)	-	-	-	87
Vacation Ownership	673	185	-	-	-	-	-	-	185
Total Reportable Segments	1,358	361	-	-	(2)	-	-	-	359
Corporate and Other (a)	(15)	(35)	-	-	-	-	-	-	(35)
Total Company	$1,343	$326	$-	$-	$(2)	$-	$-	$-	$324

Three months ended September 30, 2014
Hotel Group	$315	$100	$-	$-	$-	$(1)	$8	$-	$107
Destination Network	512	159	-	-	-	-	-	-	159
Vacation Ownership	704	188	-	-	-	-	-	-	188
Total Reportable Segments	1,531	447	-	-	-	(1)	8	-	454
Corporate and Other (a)	(17)	(36)	-	-	-	-	-	-	(36)
Total Company	$1,514	$411	$-	$-	$-	$(1)	$8	$-	$418

Three months ended December 31, 2014
Hotel Group	$267	$77	$-	$-	$-	$2	$-	$-	$79
Destination Network	311	2	-	-	-	10	27	-	39
Vacation Ownership	668	172	-	-	-	-	-	-	172
Total Reportable Segments	1,246	251	-	-	-	12	27	-	290
Corporate and Other (a)	(15)	(36)	-	-	-	-	-	(2)	(38)
Total Company	$1,231	$215	$-	$-	$-	$12	$27	$(2)	$252

Twelve months ended December 31, 2014
Hotel Group	$1,101	$327	$4	$-	$-	$1	$8	$-	$340
Destination Network	1,604	335	-	10	(2)	10	27	-	380
Vacation Ownership	2,638	660	-	-	-	-	-	-	660
Total Reportable Segments	5,343	1,322	4	10	(2)	11	35	-	1,380
Corporate and Other (a)	(62)	(141)	-	-	-	-	-	(1)	(142)
Total Company	$5,281	$1,181	$4	$10	$(2)	$11	$35	$(1)	$1,238

Note: The sum of the quarters may not agree to the twelve months ended December 31, 2014 due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Represents the devaluation of the official exchange rate of Venezuela.
(c)	Reversal of a reserve for value-added taxes.
(d)	Relates to (i) the reversal of a portion of a restructuring reserve established during the fourth quarter of 2013 and (ii) costs incurred as a result of various organizational realignment initiatives by the Company.
(e)	Relates to (i) a loss on the sale of a business and a write-down of an equity investment at the Company's destination network business and (ii) a write-down of an investment in a joint venture at the Company's hotel group business.
(f)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

Table 8

(1 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended December 31, 2015

		Restructuring		Foreign Tax	As Adjusted
	As Reported	Costs (a)		Credit (c)	non-GAAP
Net revenues
Service and membership fees	$562	$		$	$562
Vacation ownership interest sales	403				403
Franchise fees	157				157
Consumer financing	109				109
Other	80				80
Net revenues	1,311	-		-	1,311

Expenses
Operating	594				594
Cost of vacation ownership interests	43				43
Consumer financing interest	19				19
Marketing and reservation	189				189
General and administrative	199				199
Restructuring	(2)	2			-
Depreciation and amortization	61				61
Total expenses	1,103	2		-	1,105

Operating income	208	(2)		-	206
Other (income)/expense, net	(6)				(6)
Interest expense	37				37
Interest income	(2)				(2)

Income before income taxes	179	(2)		-	177
Provision for income taxes	39	(1	)(b)	26	64

Net income	$140	$(1)		$(26)	$113

Earnings per share
Basic	$1.22	$(0.01)		$(0.22)	$0.99
Diluted	1.21	(0.01)		(0.22)	0.98

Weighted average shares outstanding
Basic	115	115		115	115
Diluted	116	116		116	116

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to a reversal of a portion of restructuring reserves that were established in prior periods.
(b)	Relates to the tax effect of the adjustment.
(c)	Relates to the release of a valuation allowance on foreign tax credits.

Table 8

(2 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Twelve Months Ended December 31, 2015

		Acquisition		Restructuring	Asset	Contract	Foreign Tax	As Adjusted
	As Reported	Costs (a)		Costs (c)	Impairment (e)	Termination (f)	Credit (g)	non-GAAP
Net revenues
Service and membership fees	$2,519	$		$	$	$	$	$2,519
Vacation ownership interest sales	1,604							1,604
Franchise fees	674							674
Consumer financing	427							427
Other	312							312
Net revenues	5,536	-		-	-	-	-	5,536

Expenses
Operating	2,461	(4)				(14)		2,443
Cost of vacation ownership interests	165							165
Consumer financing interest	74							74
Marketing and reservation	813							813
General and administrative	761							761
Asset impairment	7				(7)			-
Restructuring	6			(6)				-
Depreciation and amortization	234							234
Total expenses	4,521	(4)		(6)	(7)	(14)	-	4,490

Operating income	1,015	4		6	7	14	-	1,046
Other (income)/expense, net	(17)							(17)
Interest expense	125							125
Interest income	(9)							(9)

Income before income taxes	916	4		6	7	14	-	947
Provision for income taxes	304	(1	)(b)	2 (d)	2 (d)	6 (d)	26	339

Net income	$612	$5		$4	$5	$8	$(26)	$608

Earnings per share
Basic	$5.18	$0.04		$0.04	$0.04	$0.07	$(0.22)	$5.15
Diluted	5.14	0.04		0.04	0.04	0.07	(0.22)	5.11

Weighted average shares outstanding
Basic	118	118		118	118	118	118	118
Diluted	119	119		119	119	119	119	119

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates primarily to costs incurred in connection with the acquisition of Dolce Hotels and Resorts (January 2015) at the Company's hotel group business.
(b)	Relates to (i) the tax effect of the adjustment and (ii) a valuation allowance established in connection with the acquisition of Dolce Hotels and Resorts.
(c)	Relates to costs incurred as a result of various organizational realignment initiatives across the Company and the reversal of a portion of restructuring reserves that were established in prior periods.
(d)	Relates to the tax effect of the adjustment.
(e)	Relates to a non-cash impairment charge at the Company's hotel group business related to the write-down of terminated in-process technology projects resulting from the decision to outsource the reservation system to a third-party provider.
(f)	Relates to costs associated with the anticipated termination of a management contract within the Company's hotel group business.
(g)	Relates to the release of a valuation allowance on foreign tax credits.

Table 8

(3 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended December 31, 2014

					Loss on Sale
		Legacy		Restructuring	and Asset	As Adjusted
	As Reported	Adjustments (a)		Costs (c)	Impairment (d)	non-GAAP
Net revenues
Service fees and membership	$508	$		$	$	$508
Vacation ownership interest sales	385					385
Franchise fees	151					151
Consumer financing	108					108
Other	79					79
Net revenues	1,231	-		-	-	1,231

Expenses
Operating	542					542
Cost of vacation ownership interests	42					42
Consumer financing interest	18					18
Marketing and reservation	188					188
General and administrative	189	2				191
Loss on sale and asset impairment	27				(27)	-
Restructuring	12			(12)		-
Depreciation and amortization	58					58
Total expenses	1,076	2		(12)	(27)	1,039

Operating income	155	(2)		12	27	192
Other (income)/expense, net	(2)					(2)
Interest expense	29					29
Interest income	(4)					(4)

Income before income taxes	132	(2)		12	27	169
Provision for income taxes	51	(1	)(b)	4 (b)	3 (b)	57

Net income	$81	$(1)		$8	$24	$112

Earnings per share
Basic	$0.66	$(0.01)		$0.07	$0.20	$0.91
Diluted	0.65	(0.01)		0.06	0.20	0.90

Weighted average shares outstanding
Basic	122	122		122	122	122
Diluted	124	124		124	124	124

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Relates to the tax effect of the adjustment.
(c)	Relates to costs incurred as a result of organizational realignment initiatives at the Company’s hotel group and destination network businesses.
(d)	Relates to a loss on the sale of a business and a write-down of an equity investment at the Company’s destination network business.

Table 8

(4 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Twelve Months Ended December 31, 2014

		Executive	Venezuela					Loss on sale
		Departure	Currency	Legacy	VAT		Restructuring	and Asset	As Adjusted
	As Reported	Costs (a)	Devaluation (c)	Adjustments (d)	Adjustment (f)		Costs (g)	Impairments (h)	non-GAAP
Net revenues
Service fees and membership	$2,431	$	$	$	$		$	$	$2,431
Vacation ownership interest sales	1,485								1,485
Franchise fees	632								632
Consumer financing	427								427
Other	306								306
Net revenues	5,281	-	-	-	-		-	-	5,281

Expenses
Operating	2,262		(10)						2,252
Cost of vacation ownership interests	171								171
Consumer financing interest	71								71
Marketing and reservation	802								802
General and administrative	755	(4)		1	2				754
Loss on sale and asset impairments	35							(35)	-
Restructuring	11						(11)		-
Depreciation and amortization	233								233
Total expenses	4,340	(4)	(10)	1	2		(11)	(35)	4,283

Operating income	941	4	10	(1)	(2)		11	35	998
Other (income)/expense, net	(7)								(7)
Interest expense	113				2				115
Interest income	(10)								(10)

Income before income taxes	845	4	10	(1)	(4)		11	35	900
Provision for income taxes	316	1 (b)	1 (b)	1 (e)	(2	)(b)	4 (b)	6 (b)	327

Net income	$529	$3	$9	$(2)	$(2)		$7	$29	$573

Earnings per share
Basic	$4.22	$0.02	$0.07	$(0.01)	$(0.02)		$0.06	$0.23	$4.57
Diluted	4.18	0.02	0.07	(0.01)	(0.02)		0.06	0.23	4.53

Weighted average shares outstanding
Basic	125	125	125	125	125		125	125	125
Diluted	127	127	127	127	127		127	127	127

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Related to costs associated with an executive's departure at the Company's hotel group business.
(b)	Relates to the tax effect of the adjustment.
(c)	Represents the devaluation of the official exchange rate of Venezuela at the Company's destination network business.
(d)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(e)	Relates to the reversal of a state tax accrual.
(f)	Relates to the reversal of a reserve for value-added taxes at the Company's destination network business.
(g)	Relates to (i) costs incurred as a result of organizational realignment initiatives at the Company's hotel group and destination network businesses, partially offset by (ii) the reversal of a portion of a restructuring reserve of $1 million established during the fourth quarter of 2013.
(h)	Relates to (i) a loss on the sale of a business and a write-down of an equity investment at the Company’s destination network business and (ii) a write-down of an investment in a joint venture at the Company's hotel group business.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

We define free cash flow to be net cash provided by operating activities less property and equipment additions which we also refer to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Twelve Months Ended December 31,
	2015	2014

Net cash provided by operating activities	$991	$984
Less: Property and equipment additions	(222)	(235)
Free cash flow	$769	$749

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 4):

Year
2015	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales (*)	$390	$502	$565	$507	$1,965
Less: Sales under WAAM Fee-for-Service	(21)	(26)	(37)	(42)	(126)
Gross VOI sales, net of WAAM Fee-for-Service sales	369	477	528	464	1,838
Less: Loan loss provision	(46)	(60)	(78)	(64)	(248)
Plus: Impact of percentage-of-completion accounting	13	-	(2)	2	13
Vacation ownership interest sales (*)	$336	$417	$448	$403	$1,604

2014

Gross VOI sales (*)	$410	$496	$513	$470	$1,889
Less: Sales under WAAM Fee-for-Service	(44)	(40)	(27)	(21)	(132)
Gross VOI sales, net of WAAM Fee-for-Service sales	366	456	486	449	1,757
Less: Loan loss provision	(60)	(70)	(70)	(60)	(260)
Less: Impact of percentage-of-completion accounting	(3)	(4)	(1)	(4)	(12)
Vacation ownership interest sales (*)	$303	$382	$415	$385	$1,485

2013

Gross VOI sales (*)	$384	$481	$536	$488	$1,889
Less: Sales under WAAM Fee-for-Service	(36)	(44)	(51)	(29)	(160)
Gross VOI sales, net of WAAM Fee-for-Service sales	347	437	486	459	1,729
Less: Loan loss provision	(84)	(90)	(102)	(73)	(349)
Less: Impact of percentage-of-completion accounting	-	-	-	(1)	(1)
Vacation ownership interest sales (*)	$263	$347	$384	$384	$1,379

2012

Gross VOI sales (*)	$384	$460	$502	$435	$1,781
Less: Sales under WAAM Fee-for-Service	(17)	(18)	(5)	(10)	(49)
Gross VOI sales, net of WAAM Fee-for-Service sales	367	442	497	426	1,732
Less: Loan loss provision	(96)	(100)	(124)	(89)	(409)
Vacation ownership interest sales (*)	$271	$342	$373	$337	$1,323

Note: Amounts may not add due to rounding.

(*) Includes VOI sales under WAAM Just-in-Time beginning in the second quarter of 2012.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2015	$24	$17	$32	$27	$100
2014	$25	$21	$27	$24	$97
2013	$24	$18	$22	$25	$89
2012	$27	$20	$22	$28	$97